Exhibit 15.1

November 1, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 1, 2006 on our review of interim financial information of NSTAR for the three-month and nine-month periods ended September 30, 2006 and September 30, 2005 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2006 is incorporated by reference in its Registration Statements on Form S-3 (No. 333-117014), Form S-4 (No. 333-78285) and on Form S-8 (Nos. 333-85559 and 333-87272).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts